UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On June 22, 2023, Canoo Inc., a Delaware corporation (the “Company”), entered into a Common Stock and Common Warrant Subscription Agreement (the “Purchase Agreement”) with certain special purpose vehicles managed by entities affiliated with Mr. Tony Aquila, the Company’s Executive Chairman and Chief Executive Officer (the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of 16,330,720 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), together with warrants (the “Warrants”) to purchase up to 16,330,720 shares of Common Stock (the “Warrant Shares”) at a combined purchase price of $0.5358 per share and accompanying Warrant. The Warrants will have an exercise price of $0.67 per share, will be initially exercisable beginning six (6) months following the date of issuance (the “Initial Exercise Date”) and will expire five (5) years from the Initial Exercise Date. The transaction is expected to close as promptly as practicable, subject to customary closing conditions. The Company expects to use the proceeds for general corporate purposes.

Pursuant to the Purchase Agreement, the Shares, the Warrants and the Warrant Shares will be subject to a lock-up period of twelve (12) months after the closing date of the transaction (the “Restricted Period”). Prior to the date of expiration of the Restricted Period, the Company has agreed to file with the Securities and Exchange Commission a registration statement providing for the resale of the Shares and the Warrant Shares. The Purchase Agreement includes customary representations, warranties and covenants of the parties.

The foregoing description of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and form of Warrant, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.         Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference. The issuance of the Shares and Warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Purchaser represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Shares and the Warrants were acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of Warrant (incorporated by reference to Exhibit 10.1 hereto)
10.1	Form of Common Stock and Common Warrant Subscription Agreement
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, the timing of the closing of the transaction, the amount of proceeds to be received by the Company from the sale of shares of Common Stock in the transaction and the uses thereof and related matters. These statements are subject to risks and uncertainties, including failure of closing conditions to be satisfied in connection with the transaction, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary